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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Team Rental Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                  59-3227576
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(State of Incorporation or Organization)       (IRS Employer Identification No.)

     125 Basin Street, Suite 219
       Daytona Beach, Florida                                32114
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 (Address of Principal Executive Offices)                  (Zip Code)



    If this form relates to the                 If this form relates to the
    registration of a class of debt             registration of a class of debt
    securities and is effective upon            securities and is to become
    filing pursuant to General                  effective simultaneously with
    Instruction A(c)(1) please check            the registration statement under
    the following box [ ]                       the Securities Act of 1933
                                                pursuant to General Instruction
                                                A(c)(2) please check the
                                                following box. [ ]



Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to                        Name of Each Exchange on Which
  be so Registered                            Each Class is to be Registered
----------------------                        ------------------------------

Class A Common Stock,
par value $.01 per share                        New York Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
              ------------------------------------------------------
                                (Title of Class)




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Item 1.     Description of Registrant's Securities to be Registered.

            The information required by Item 1 is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-21691), which description is incorporated herein by this reference.

Item 2.     Exhibits.(1)

            1. Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

            3. Proxy Statement for Annual Meeting of Stockholders on April 22, 1997, filed with the Securities and Exchange Commission.

            4.1. Amended and Restated Certificate of Incorporation of the Registrant.

            4.2 Amendment to Amended and Restated Certificate of Incorporation of the Registrant.

            4.3. Form of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.

            4.4. Form of Team Rental Group, Inc. Series A Preferred Stock Certificate of Designations.

            4.5.        Bylaws of the Registrant.

            5. Specimen Stock Certificate of the Class A Common Stock, $.01 par value, of the Registrant.

            6. 1996 Annual Report to Stockholders for the Year Ended December 31, 1996, as submitted by the Registrant to its stockholders (included in Exhibit 3).


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(1)         Included only in copy filed with the New York Stock Exchange.




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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                   TEAM RENTAL GROUP, INC.


                                                   By: /s/ Sanford Miller
                                                       -------------------------
                                                       Chairman of the Board and
                                                       Chief Executive Officer




Dated: April 15, 1997